Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jeffrey Oscodar, the President and Chief Executive Officer of ZVUE Corporation , and Thomas Hillman, the Interim Chief Financial Officer of ZVUE Corporation , each certifies, to his knowledge, that:

1.
the Annual Report on Form 10-KSB for the year ended December 31, 2007 of ZVUE Corporation (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ZVUE Corporation

Dated: March 31, 2008

/s/ JEFFREY OSCODAR
Jeffrey Oscodar President & Chief Executive Officer

/s/ THOMAS HILLMAN
Thomas Hillman Interim Chief Financial Officer (Principal Financial and Accounting Officer)